Exhibit 23.4

[LOGO] CBIZ Valuation Group, LLC

CONSENT

We hereby consent to the use in the Registration Statement on Form S-4 (Registration No. 333-72184), including the Prospectus/Proxy Statement included therein, of CBOT Holdings, Inc. of our opinion dated August 12, 2004, appearing as an Exhibit to such Registration Statement and Proxy, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement or Prospectus/Proxy Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

CBIZ Valuation Group, LLC
/s/ CBIZ Valuation Group, LLC

Chicago, Illinois

February 11, 2005